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                                                                   EXHIBIT 4.3.1

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") dated December 30, 1998, is effective as of November 23, 1998, between Allied Riser Communications Holdings, Inc., a Delaware corporation (the "Company"), EGI-ARC Investors, L.L.C., a Delaware limited liability company ("EGI"), Telecom Partners II, L.P., a Delaware limited partnership ("TP"), Crescendo World Fund, LLC, a Delaware limited liability company ("Crescendo WF"), Eagle Ventures WF, LLC, a Minnesota limited liability company ("Eagle"), Crescendo III, L.P., a Delaware limited partnership ("Crescendo III"), Lawrence Equity Group, LLC, a California limited liability company ("Lawrence", and together with EGI, TP, Crescendo WF, Eagle and Crescendo III, the "Original Investors"), Norwest Venture Partners VII, L.P., a Minnesota limited partnership ("Norwest") and ANDA Partnership, an Illinois general partnership ("ANDA" and, together with Norwest, the "New Investors"). Collectively, the Original Investors and the New Investors are referred to herein as the "Investors."

                                    RECITALS

         WHEREAS, the Original Investors are parties to a Registration Rights Agreement dated as of November 23, 1998 (the "Registration Rights Agreement"); and

         WHEREAS, the Company and each of Norwest, ANDA, TP, Crescendo WF, Eagle and Crescendo III are parties to Series A-1 Preferred Stock and Common Stock Investment Agreements of even date herewith (the "Investment Agreements"), and in order to induce Norwest, ANDA, TP, Crescendo WF, Eagle and Crescendo III to enter into the Investment Agreements, the Company and the Original Investors have agreed to enter into this Amendment to the Registration Rights Agreement; and

         WHEREAS, under Section 9(e) of the Registration Rights Agreement, the Registration Rights Agreement may be amended with only the written consent of the Company and the holders of a majority of the Registrable Securities, as that term is defined in the Registration Rights Agreement.

         In consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings given to them in the Registration Rights Agreement.

         2. AMENDMENT. The definition of "Investors" set forth in the Registration Agreement is hereby amended to include the New Investors.

         3. ADDITIONAL INVESTORS. Upon the effectiveness of this First Amendment to the Registration Rights Agreement, the New Investors agree to be bound by all of the terms and conditions of the Registration Rights Agreement applicable to Investors, as that term is defined in the Registration Rights Agreement.


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         4. NOTICES. All notices set forth in the Registration Rights Agreement shall remain unchanged, except as follows. Notices to be sent to Telecom Partners II, L.P. pursuant to the Registration Rights Agreement shall be sent to:

                  Telecom Partners, L.P.
                  6400 S. Fiddlers Green Circle, Suite 720
                  Englewood, CO 80111.
                  Fax: 303-874-1110
                  Attention: Steve Schovee

                  With a copy to:

                  Holland & Hart LLP
                  555 Seventeenth St., Suite 3200
                  Denver, CO 80202
                  Fax: 303-295-8261
                  Attn: Michael S. Quinn

         Notices to Norwest pursuant to the Registration Rights Agreement shall be sent to:

                  Norwest Venture Partners VII, L.P.
                  40 William Street, Suite 305
                  Wellesley, MA 02481-3902
                  Fax: 781-237-6270
                  Attn: Blair Whitaker

                  and

                  Itasca VC Partners VII, L.L.P.
                  2800 Piper Jaffray Tower
                  Minneapolis, MN  55402
                  Fax: 612-667-1660
                  Attn: John P. Whaley


                  With a copy to:

                  Edwards & Angell, LLP
                  101 Federal Street, 23rd Floor
                  Boston, MA 02110
                  Fax: 617-439-4170
                  Attn: Leonard Q. Slap

         Notices to ANDA pursuant to the Registration Rights Agreement shall be sent to:

                  ANDA Partnership
                  Two North Riverside Plaza
                  Chicago, IL  60606
                  Fax: 312-466-3700
                  Attn: Mark Slezak


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                  With a copy to:

                  Rosenberg & Liebentritt, P.C.
                  Two North Riverside Plaza, Suite 1600
                  Chicago, IL  60606
                  Fax: 312-454-0335
                  Attn: Jon Wasserman

         Notices to the Company pursuant to the Registration Rights Agreement shall be sent to:

                  Allied Riser Communications Holdings, Inc.
                  10 S. Wacker, Suite 3425
                  Chicago, IL 60606
                  Fax: 312-454-4081
                  Attn: President

                  and

                  Allied Riser Communications Holdings, Inc
                  700 North Pearl Street, Suite 200
                  Dallas, TX 75201
                  Fax: (214) 855-5905
                  Attn: Chief Financial Officer

                  With a copy to:

                  Crouch & Hallett, LLP
                  717 N. Harwood, Suite 1400
                  Dallas, TX 75201
                  Fax: (214) 922-4193
                  Attn: Timothy R. Vaughan


         EFFECT OF AMENDMENT. Except as amended as set forth above, the Registration Rights Agreement shall continue in full force and effect.

         5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the undersigned parties have executed this First
Amendment to Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                  ALLIED RISER COMMUNICATIONS HOLDINGS, INC.

                                  By: /s/ David H. Crawford
                                     -------------------------------------
                                  Name:   David H. Crawford
                                  Title:  President


                                  EGI-ARC INVESTORS, L.L.C.

                                           By:   GAMI Investments, Inc.

                                           Its:  Managing Member

                                  By: /s/ Rod Dammeyer
                                     -------------------------------------
                                  Name:   Rod Dammeyer
                                  Title:


                                  TELECOM PARTNERS II, L.P.

                                           By:  Telecom Management II, L.L.C.,

                                           Its: General Partner



                                  By  /s/ Stephen  W. Schovee
                                     -------------------------------------
                                  Name:   Stephen W. Schovee
                                  Title:  Managing Member


                                  CRESCENDO WORLD FUND, LLC

                                           By:  Crescendo Ventures World Fund,
                                                LLC

                                           Its: Managing Member



                                  By: /s/ R. David Spreng
                                     -------------------------------------
                                  Name:   R. David Spreng
                                  Title:  Managing Partner


                                  EAGLE VENTURES WF, LLC



                                  By: /s/ R. David Spreng
                                     -------------------------------------
                                  Name:   R. David Spreng
                                  Title:  Managing Partner




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                                  CRESCENDO III, L.P.

                                           By:  Crescendo Ventures III, LLC

                                           Its: General Partner



                                  By: /s/ R. David Spreng
                                     -------------------------------------
                                  Name:   R. David Spreng
                                  Title:  Managing Partner


                                  LAWRENCE EQUITY GROUP, LLC



                                  By: /s/ Joseph A. Sperske
                                     -------------------------------------
                                  Name:   Joseph A. Sperske
                                  Title:  Vice President and Managing Member


                                  NORWEST VENTURE PARTNERS VII L.P.

                                           By:   ITASCA VC PARTNERS VII, L.L.P.

                                           Its:  General Partner



                                  By: /s/ Blair Whitaker
                                     -------------------------------------
                                  Name:   Blair Whitaker
                                  Title:  General Partner


                                  ANDA PARTNERSHIP, an Illinois General
                                  Partnership

                                           By:  Ann Only Trust, an Illinois
                                                Trust


                                           By: /s/ Mark Slezak
                                               ---------------------------
                                           Name:   Mark Slezak
                                           Title:  Co-Trustee



                                           By:   Ann and Descendants Trust, an
                                                 Illinois Trust



                                           By:  /s/ Mark Slezak
                                                --------------------------
                                           Name:    Mark Slezak
                                           Title:   Co-Trustee



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